UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 17, 2003

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 5.                    Other Events.

On December 17, 2003 Wave Systems Corp. (“Wave”) received an Order from the Securities and Exchange Commission (the “SEC”) regarding a formal investigation.  The focus of this investigation is on certain public statements made by Wave during and around August 2003, as well as certain trading in Wave’s securities during such time.  The SEC has not concluded that there has been any wrongdoing and Wave is cooperating fully with the SEC on this matter.  Wave cannot predict the potential effect on Wave as a result of this investigation at this time.

The press release announcing the investigation is attached hereto as Exhibit 99.1.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

Exhibit 99.1	Press release dated December 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague
Steven Sprague
Chief Executive Officer

Dated: December 19, 2003

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated December 18, 2003.